UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: September 14, 2005

(Date of earliest event reported: September 13, 2005)

DUKE CAPITAL LLC

(Exact name of registrant as specified in charter)

DELAWARE	0-23977	51—0282142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina	28202-1803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONFIDENTIAL DRAFT – SEPTEMBER 13, 2005

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On September 13, 2005, the board of directors of Duke Energy Corporation, the parent of Duke Capital LLC (the “Company”), approved a plan to pursue the sale or other disposition of substantially all of Duke Energy North America’s (“DENA”, a subsidiary of the Company) physical and commercial assets outside the Midwestern United States, which include approximately 6,200 megawatts of power generation located primarily in the Northeast and Western U.S., as well as forward gas and power, gas transportation, storage, structured power and other contracts. Management evaluated various options for the sustainability of DENA and believes the disposition is the best option for the DENA assets from a shareholder value standpoint. The disposition plan is expected to be completed within approximately one year, and the Company expects the net effect on cash to be positive.

The disposition plan will result in a net initial pre-tax charge of approximately $1.3 billion, which will be reported in third quarter 2005 earnings and which is comprised primarily of an approximate $0.4 billion non-cash impairment charge related to the generation assets and approximately $0.9 billion related to forward gas and power purchases and sales contracts related to the generation assets. The net charge for the forward gas and power contracts represents a charge of approximately $2.1 billion for recognition of contracts that previously qualified for the normal purchases and sales exemption, partially offset by a credit of approximately $1.2 billion for recognition of gains previously recorded in accumulated other comprehensive income (“AOCI”), a separate component of stockholders’ equity, for contracts accounted for as cash flow hedges. Going forward, these forward power and gas contracts will be marked to market through earnings, which could result in increased volatility in earnings until the contracts are settled, sold or otherwise disposed of. Additionally, over the next twelve months the Company expects to recognize approximately $0.3 billion pre-tax gains as a reclassification from AOCI on discontinued cash flow hedges as the related natural gas and power transactions settle.

In addition to these initial charges, the Company anticipates recording additional charges related to the disposition plan that are not currently estimable. These charges will include the following:

•	Cash expenditures for termination costs for forward gas and power, transportation, storage, structured power and other contracts

•	Cash expenditures for transaction costs, including severance, legal and other costs

Further information about the plan of disposition is set forth in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference, except for the third sentence.

ITEM 2.06 Material Impairments

The information set forth under “ITEM 2.05 Costs Associated with Exit or Disposal Activities” is incorporated herein by reference.

ITEM 9.01 Financial Statements And Exhibits.

(c) Exhibits.

99.1	Press Release, dated September 13, 2005, issued by Duke Energy Corporation

This report includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities

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CONFIDENTIAL DRAFT – SEPTEMBER 13, 2005

Exchange Act of 1934. Those statements represent the Company’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the Company’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; the weather and other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which the Company and its subsidiaries are subject or other external factors over which the Company has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the amount of collateral required to be posted from time to time in the Company’s transactions; competition and regulatory limitations affecting the success of the Company’s divestiture plans, including the prices at which the Company is able to sell its assets; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONFIDENTIAL DRAFT – SEPTEMBER 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE CAPITAL LLC

By:	/s/ Steven K.Young
Steven K. Young Chief Financial Officer and Controller

Date: September 14, 2005

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